EXHIBIT 99.8(c)
                                ---------------

           FORM OF SPECIAL CUSTODY ACCOUNT AGREEMENT BY AND AMONG THE TRUST, CUSTODIAL TRUST COMPANY AND BEAR, STEARNS SECURITIES CORP.

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                        SPECIAL CUSTODY ACCOUNT AGREEMENT

                                  (Short Sales)


     AGREEMENT (the "Agreement") dated as of December __, 1998, by and among Custodial Trust Company in its capacity as custodian hereunder (the "Bank"), Undiscovered Managers Funds on behalf of its Behavioral Long/Short Fund (the "Customer"), and Bear, Stearns Securities Corp. (the "Broker").

     WHEREAS, Broker is a securities broker-dealer and is a member of several national securities exchanges; and

     WHEREAS, Customer is a registered investment company which desires from time to time to execute various securities transactions, including short sales (which are permitted by Customer's investment policies), and in connection therewith has executed Broker's Professional Account Agreement (the "Customer Agreement") which provides for margin transactions; and

     WHEREAS, to facilitate Customer's transactions in short sales of securities, Customer and Broker desire to establish procedures for the compliance by Broker with the provisions of Regulation T of the Board of Governors of the Federal Reserve System and other applicable requirements (the "Margin Rules"); and

     WHEREAS, to assist Broker and Customer in complying with the Margin Rules, Bank is prepared to act as custodian to hold Collateral (as defined herein);

     NOW THEREFORE, the parties hereto agree as follows:

     1. DEFINITIONS
        -----------

     As used herein, the following terms shall have the following meanings:

     (a) "Adequate Margin" in respect of short sales shall mean such collateral as is adequate in Broker's reasonable judgment under the Margin Rules and the internal policies of Broker.

     (b) "Advice from Broker" or "Advice" shall mean a written notice sent to Customer and Bank by facsimile, except that an Advice for initial or additional Collateral or with respect to Broker's ability to effect a short sale for Customer may be given orally. With respect to any short sale or Closing Transaction, the Advice from Broker shall mean a standard confirmation in use by Broker for such purpose and sent to Customer and Bank by facsimile. With respect to substitutions or releases of Collateral, Advice from Broker shall mean a written notice signed by Broker and sent to Customer and Bank by facsimile. An authorized agent of Broker will certify to Customer and Bank the names and signatures of those employees who are

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          authorized to sign an Advice from Broker, which certification may be amended from time to time. When used herein, the term "Advise" shall mean the act of sending an Advice from Broker.

     (c) "Closing Transaction" shall mean a transaction in which securities which have been sold short are purchased for Customer.

     (d) "Collateral" shall mean cash, U.S. government securities or other securities acceptable to Broker.

     (e) "Custody Agreement" shall mean the agreement for general custodial services between Bank and Customer, dated as of December __, 1998.

     (f) "Insolvency" shall mean that (A) an order, judgment or decree has been entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (herein called the "Bankruptcy law") of any competent jurisdiction adjudicating Customer insolvent; or (B) Customer has petitioned or applied to any tribunal for, or consented to the appointment of, or taking possession by, a trustee, receiver, liquidator or similar official, of Customer, or commenced a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to Customer under the Bankruptcy Law of any other competent jurisdiction, whether now or hereinafter in effect; or (C) any such petition or application has been filed, or any such proceedings commenced, against Customer and Customer by any act has indicated its approval thereof, consent thereto or acquiescence therein, or an order for relief has been entered in an involuntary case under the Bankruptcy Law of the United States, as now or hereinafter constituted, or an order, judgment or decree has been entered appointing any such trustee, receiver, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days.

     (g) "Instruction from Customer" or "Instruction" shall mean a request, direction or certification in writing signed by Customer and sent to Bank and Broker by facsimile. An officer of Customer will certify to Bank and Broker the names and signatures of those persons authorized to sign an Instruction, which certification may be amended from time to time. When used herein, the term "Instruct" shall mean the act of sending an Instruction from Customer.

     2. SPECIAL CUSTODY ACCOUNT
        -----------------------

     (a) Opening Custody Account. Bank shall open an account on its books entitled "Special Custody Account for Bear, Stearns Securities Corp. as Pledgee of

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          Undiscovered Managers Funds on behalf of its Behavioral Long/Short
          Fund" (the "Special Custody Account") and shall hold therein all securities and similar property as shall be received and accepted by it therein pursuant to this Agreement. Customer agrees to Instruct Bank as to cash and specific securities which Bank is to identify on its books and records as pledged to Broker as Collateral in the Special Custody Account. Customer agrees that the value of the Collateral shall be at least equal to what Broker shall initially and from time to time Advise Customer is necessary to constitute Adequate Margin. The Collateral (i) will be held by Bank for Broker as agent of Broker, (ii) may be released only in accordance with the terms of this Agreement, and (iii) except as required to be released hereunder to Broker, shall not be made available to Broker or any other person claiming through Broker, including the creditors of Broker.

     (b) Security Interest. Customer hereby grants a continuing security interest to Broker in the Collateral in the Special Custody Account. To perfect Broker's security interest, Bank will hold the Collateral in the Special Custody Account, subject to the interest therein of Broker as the pledgee and secured party thereof in accordance with the terms of this Agreement. Such security interest will terminate at such time as Collateral is released as provided herein. Bank shall have no responsibility for the validity or enforceability of such security interest.

     (c) Confirmation. Bank will confirm in writing to Broker and Customer all pledges, releases or substitutions of Collateral and will supply Broker and Customer with a monthly statement of Collateral and transactions in the Special Custody Account for such month. Bank will also advise Broker upon request of the kind and amount of Collateral pledged to Broker.

     (d) Excess Collateral. Upon the request of Customer, Broker shall Advise Bank and Customer of any Collateral in the Special Custody Account in excess of that which is necessary to constitute Adequate Margin (any such excess to be referred to hereinafter as "Excess Collateral"). Upon the request of Customer and Bank's receipt of an Advice from Broker confirming the presence of any Excess Collateral, such Excess Collateral shall be transferred from the Special Custody Account to an account of Customer at Bank.

     (e) Accounts and Records. Bank will maintain accounts and records for the Collateral in the Special Custody Account as more fully described in paragraph 5 hereof. The Collateral shall at all times remain the property of Customer subject only to the extent of the interest and rights therein of Broker as the pledgee thereof.

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     3. ORIGINAL AND VARIATION MARGIN ON SHORT SALES
        --------------------------------------------

     (a) Short Sales. From time to time, Customer may place with Broker orders for the short sale of securities. Prior to the acceptance of such orders, Broker will Advise Customer of Broker's ability to borrow securities or other property and any acceptance of short sale orders will be contingent thereon.

     (b) Open Short Sales Balance. Broker shall, based on the closing market price on each business day, compute the aggregate net credit or debit balance on Customer's open short sales and advise Customer and/or Customer's designated agent by 11:00 A.M. New York time on the next business day (each a "Determination Day") of the amount of the net debit or credit, as the case may be. If a net debit balance exists on a Determination Day, Customer will cause an amount equal to such net debit balance to be paid to Broker by the close of business on such Determination Day. If a net credit balance exists on a Determination Day, Broker will pay such credit balance to Customer by the close of business on such Determination Day. As Customer's open short positions are marked-to-market each business day, payments will be made by or to Customer to reflect changes (if any) in the credit or debit balances. To the extent payments are not made as aforesaid, Broker will charge interest on debit balances and pay interest on credit balances, each as applicable. Balances will be appropriately adjusted when short sales are closed out.

     4. PLACING ORDERS
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     It is understood and agreed that Customer, when placing with Broker any order for the short sale of securities for Customer's account, will designate the order as such and hereby authorizes Broker to mark such order as being "short", and when placing with Broker any order to sell long for Customer's account, will designate the order as such and hereby authorizes Broker to mark such order as being "long." Any sell order which Customer shall designate as being for its long account as aforesaid is for securities then owned by Customer, and if such securities are not then deliverable by Broker from any account of Customer, the placing of such order shall constitute a representation by Customer that it is impracticable for Customer then to deliver such securities to Broker but that Customer shall deliver them by the settlement date or as soon as possible thereafter.

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     5. RIGHTS AND DUTIES OF BANK
        -------------------------

     (a) Generally. Bank shall receive and hold in the Special Custody Account, as custodian upon the terms of this Agreement, all Collateral deposited and maintained pursuant to the terms of this Agreement and, except as otherwise provided in this Agreement, shall receive and hold all monies and other property paid, distributed or substituted in respect of any Collateral or realized on the sale or other disposition of Collateral; provided, however, that Bank shall have no duty to require any money or securities to be delivered to it or to determine that the amount and form of assets delivered to it comply with any applicable requirements. Collateral held in the Special Custody Account shall be released only in accordance with this Agreement or as required by applicable law. Customer grants its authority to deposit in the Special Custody Account any money, securities and other property received by Bank. Bank may hold the securities in the Special Custody Account in bearer, nominee, book entry, or other form and in a depository or clearing corporation, with or without indicating that the securities are held hereunder; provided, however, that all securities held in the Special Custody Account shall be identified on Bank's records as subject to this Agreement and shall be in a form that permits transfer without additional authorization or consent of Customer.

     (b) Dividends and Interest. Any interest, dividends or other distributions paid with respect to Collateral held in the Special Custody Account shall be retained therein as additional Collateral, subject to the provision in this Agreement concerning Excess Collateral.

     (c) Reports. Bank shall, as promptly as practical, provide Broker and Customer and/or Customer's designated agent with written confirmation of each transfer into and out of the Special Custody Account. Bank also shall render to Broker and Customer and/or Customer's designated agent a monthly statement of the Collateral held in the Special Custody Account. In addition, Bank will notify Broker and Customer and/or Customer's designated agent, upon request of Broker, Customer, or Customer's designated agent at any time, of the type and amount of Collateral held in the Special Custody Account; provided, however, that Bank shall have no responsibility for making any determination as to the value of such Collateral.

     (d) Limitation of Bank's Liability. Bank's duties and responsibilities are set forth in this Agreement. Bank shall act only upon receipt of an Advice from Broker regarding the release or substitution of Collateral. Bank shall not be liable or responsible for anything done, or omitted to be done by it in good faith and in the absence of negligence and may rely and shall be protected in acting upon any notice, instruction or other communication which it reasonably believes to be genuine and authorized. As between Bank and Broker, Broker shall indemnify and hold Bank

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          harmless with regard to any losses or liabilities of Bank (including counsel fees) imposed on or incurred by Bank arising out of any action or omission of Bank in accordance with any Advice, notice or instruction of Broker under this Agreement. In matters concerning or relating to this Agreement, Bank shall not be responsible for compliance with any statute or regulation regarding the establishment or maintenance of margin credit, including but not limited to Regulations T or X of the Board of Governors of the Federal Reserve System, or with any rules or regulations of the Office of the Controller of the Currency (or the Securities and Exchange Commission). Bank shall not be liable to any party for any acts or omissions of the other parties to this Agreement.

     (e) Compensation. Bank shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between Customer and Bank.

     6. CLOSING/LIQUIDATING TRANSACTIONS; DELIVERY OF COLLATERAL TO BROKER
        ------------------------------------------------------------------

     In the event of any failure by Customer to comply timely with any obligation on Customer's part to be performed or observed under this Agreement or the Customer Agreement, including, but not limited to, the obligation to maintain Adequate Margin, or in the event of Customer's Insolvency, Broker may effect a Closing Transaction or buy-in of any securities as to which Customer's account may be short. In the event of any such failure by Customer to comply or Customer's Insolvency, Broker shall also have the right to sell any and all Collateral in the Special Custody Account and, by delivery of an Advice to Bank, to have the Collateral delivered by Bank to Broker free of payment of money or value. The aforesaid Advice shall state that, pursuant to this Agreement, the condition precedent to Broker's right to receive such Collateral free of payment of money or value has occurred. Bank will provide immediate notice to Customer by telephone of any receipt by Bank of an Advice from Broker to deliver Collateral free of payment of money or value, and shall promptly effect delivery of Collateral to Broker. Such sale or purchase may be made according to Broker's judgement and may be made at Broker's discretion, on the principal exchange or other market for such securities, or in the event such principal market is closed, in a manner commercially reasonable for such securities.

     7. LIMITATION OF BROKER LIABILITY TO CUSTOMER
        ------------------------------------------

     Broker shall not be liable to Customer for any losses, costs, damages, liabilities or expenses suffered or incurred by Customer as a result of any transaction executed hereunder, or any other action taken or not taken by Broker hereunder for Customer's account at Customer's direction or otherwise, except to the extent that such loss, cost, damage, liability or expense is the result of Broker's own recklessness, willful misconduct or bad faith. Notwithstanding anything set forth in

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this Agreement, Broker shall not be liable for any losses caused directly or indirectly by any inability of Broker to perform occasioned by suspension of trading, wars, civil disturbances, strikes, natural calamities, labor or material shortages, government restrictions, acts or omissions of exchanges, specialists, markets, clearance organizations or information providers, delays in mails, delays or inaccuracies in the transmission of orders or information, governmental, exchange or self-regulatory organization laws, rules or actions, or any other causes beyond Broker's control, or for any consequential, incidental, punitive, special or indirect damages, economic loss or lost profits, even if Broker is advised of the possibility of such damages or loss.

     8. REPRESENTATIONS AND WARRANTIES
        ------------------------------

     Customer represents that neither the Collateral nor any portion thereof is, and warrants that neither the Collateral nor any portion thereof will at any time be, subject to any right, charge, security interest, lien or claim of any kind, excluding the security interest granted under this Agreement by Customer to Broker. Bank represents that neither the Collateral nor any portion thereof is, and warrants that neither the Collateral nor any portion thereof will at any time be, subject to any right, charge, security interest, lien or claim of any kind in favor of Bank or any person claiming through Bank.

     9. TERMINATION
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     Any of the parties hereto may terminate this Agreement by notice in writing to the other parties hereto; provided, however, that the status of any short sales, and of the Collateral held to margin such short sales at the time such notice is given, shall not be affected by such termination until the release of such Collateral pursuant to applicable law, regulations or the rules of any self regulatory organization to which Broker is subject. In the event of any release of Collateral, the Collateral released shall be transferred to an account of Customer at Bank.

     10. NOTICES
         -------

     Written communications hereunder shall be sent by facsimile as required herein, or when the method of delivery is not specified, may be mailed first class postage prepaid, except that written notice of termination shall be sent by certified mail, addressed:

                       (a)    if to Bank, to:

                              Custodial Trust Company
                              101 Carnegie Center
                              Princeton, New Jersey 08540
                              Attn:
                              Phone:
                              Facsimile:

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                       (b)    if to Customer, to:

                              Undiscovered Managers Funds
                              Plaza of the Americas
                              700 North Pearl Street, Suite 1700
                               Dallas, Texas 75201
                              Attn:
                              Phone:
                              Facsimile:

                       (c)    if to Broker, to:

                              Bear, Stearns Securities Corp.
                              245 Park Avenue
                              New York, New York  10167
                              Attn:  Michael Minikes, Treasurer
                              Phone: (212) 272-2089
                              Facsimile: (212) 272-3099

     11. CONTROLLING LAW
         ---------------

     The construction and enforcement of this Agreement shall be subject to and governed by the laws of the State of New York.

     12. THIS AGREEMENT CONTROLS; MODIFICATION/AMENDMENT
         -----------------------------------------------

     To the extent there are inconsistencies between this Agreement and the Custody Agreement, Customer and Bank agree that the terms of this Agreement shall control with respect thereto. No modification or amendment of this Agreement shall be effective unless in writing and signed by each party to this Agreement.

     13. COUNTERPARTS
         ------------

     This Agreement may be executed in any number of counterparts and shall become effective at such time as counterparts executed by all of the parties to this Agreement have been delivered. Each copy of this Agreement which includes counterparts executed by each party to this Agreement shall be an original hereof.

     14. CAPTIONS/HEADINGS

     The captions and headings preceding the text of each paragraph and sub-paragraph herein shall be disregarded in connection with the interpretation of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the date first above written.



                                   UNDISCOVERED MANAGERS FUNDS on
                                   behalf of its Behavioral Long/Short Fund


                                   By: __________________________________
                                       Name:
                                       Title:



                                   CUSTODIAL TRUST COMPANY


                                   By: __________________________________
                                       Name:
                                       Title:



                                   BEAR, STEARNS SECURITIES CORP.


                                   By: __________________________________
                                       Name: Michael Minikes
                                       Title: Treasurer

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